Filed pursuant to Rule 424(b)(5)
Registration No. 333-216733

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 27, 2017)

$50,000,000

7.75% Senior Notes due 2029

Ladenburg Thalmann Financial Services Inc. is offering $50,000,000 principal amount of our 7.75% Senior Notes due 2029 (the “Notes”) as described in this prospectus supplement and the accompanying base prospectus. Interest on the Notes will accrue from May 29, 2019 and will be paid quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2019. The Notes will mature on June 30, 2029. We may redeem the Notes in whole or in part on or after June 30, 2022, at our option, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption, as described under “Description of the Notes – Optional Redemption.” The Notes will be issued in denominations of $25 and in integral multiples thereof.

The Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness, including, but not limited to, our outstanding 6.50% Senior Notes due 2027 (“2027 Notes”), our outstanding 7.00% Senior Notes due 2028 (the “7.00% 2028 Notes”), our outstanding 7.25% Senior Notes due 2028 (the “7.25% 2028 Notes”), our outstanding 7.25% Senior Notes due 2028 issued in a private transaction in December 2018 (the “December 2018 Notes”) and any 2027 Notes, 7.00% 2028 Notes, 7.25% 2028 Notes, December 2018 Notes or additional Notes we may issue in the future. The Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness, and the Notes will be structurally subordinated to all existing and future indebtedness of our subsidiaries.

Investing in the Notes involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We intend to apply to list the Notes on the NYSE American. If approved for listing, trading on the NYSE American is expected to begin within 30 days of May 29, 2019, the original issue date, under the symbol “LTSH.” The Notes are expected to trade “flat,” which means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not reflected in the trading price.

	Per Note	Total
Public offering price(1)	$25.0000	$50,000,000
Underwriting discount(2)	$0.7875	$1,575,000
Proceeds, before expenses, to us(1)(3)	$24.2125	$48,425,000

(1)	The price to public will also include any interest that has accrued on the Notes since their issue date if delivered after that date.
(2)	See “Underwriting (Conflicts of Interest)” for a description of all underwriting compensation payable in connection with this offering.
(3)	Assumes no exercise of the underwriters’ overallotment option described below.

We have granted the underwriters an option to purchase up to an additional $7,500,000 aggregate principal amount of Notes at the public offering price, less the underwriting discounts, within 30 days from the date of this prospectus supplement, solely to cover overallotments, if any.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants on or about May 29, 2019.

Joint Book-Running Managers

UBS INVESTMENT BANK	MORGAN STANLEY	RBC CAPITAL MARKETS	LADENBURG THALMANN

Co-Managers

BB&T CAPITAL MARKETS	INCAPITAL

The date of this prospectus supplement is May 21, 2019

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate as of any date other than the date of the document containing the information.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. This prospectus supplement contains specific information about us and the terms on which we are offering and selling the Notes. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the base prospectus, the statements made in the base prospectus will be deemed modified or superseded by those made in this prospectus supplement. Before you purchase Notes, you should carefully read this prospectus supplement, the accompanying base prospectus and the registration statement, together with the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

References in this prospectus supplement to the terms “we,” “us,” “our,” “the Company” or other similar terms mean Ladenburg Thalmann Financial Services Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference contain various “forward looking statements.” Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. Forward-looking statements include statements regarding, among other things, the following subjects:

●	our anticipated results of operations;
●	future dividends;
●	our understanding of our competition and ability to compete effectively; and
●	market, industry and economic trends.

The forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to the Notes, along with the following factors that could cause actual results to vary from our forward-looking statements:

●	the risks and uncertainties referenced in this prospectus supplement and the accompanying base prospectus, or in our other filings with the SEC that are incorporated herein or therein by reference, particularly those set forth under the heading “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 under Item 1A, “Risk Factors”;
●	damage to our reputation, which could adversely impact our business;
●	changing conditions in financial markets and the economy, which could adversely affect our financial condition and results of operation;
●	our history of losses and the possibility we will again incur losses;
●	our high degree of financial leverage, which limits cash flow available for operations and may impair our ability to obtain additional financing;
●	our reliance, as a holding company, on dividends, distributions and other payments, advances and transfers of funds from our subsidiaries to meet our debt service and other obligations;
●	our dependence on our ability to attract and retain financial advisors and professional employees, which may adversely affect our financial condition and results of operations;

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●	the potential for misconduct by our employees and independent financial advisors, which is difficult to detect and deter and could harm our business, financial condition or results of operations;
●	having in place risk management policies and procedures that may nevertheless still leave us exposed to unidentified risks or an unanticipated level of risk;
●	the possibility of poor performance of the investment products and services we recommend or sell to our clients, which may have a material adverse effect on our business;
●	the possibility that we may not retain senior employees on whom we rely;
●	the adverse effects we may suffer due to systems failures;
●	the adverse effects that may result from our failure to adequately protect the integrity of our computer systems and safeguard the transmission of confidential information;
●	our reliance on two clearing brokers and the risk that termination of our clearing agreements could disrupt our business;
●	our dependence on commissions and fees generated from the distribution of financial products and our business’ sensitivity to adverse changes in the structure or amount of fees, or marketing allowances paid by the sponsors of these products, which could materially adversely affect our cash flows, revenues and results of operations;
●	the possible decrease in our revenues if we experience a decrease in client assets or assets under management;
●	the liability we could face if our clients do not pay the credit our clearing firms extend to them;
●	the possible adverse effects on our profitability and financial condition due to significant interest rate changes, reductions in cash balances in our cash sweep programs or the expiration or termination of our cash sweep agreements;
●	the possibility that we may lose our sponsorship and marketing relationships with financial product manufacturers, which could harm our relationship with our advisors and affect our financial condition;
●	the possibility that we may be prohibited from underwriting securities due to capital limits;
●	our exposure through credit risk to losses caused by third parties’ financial or other problems;
●	the possible negative impact on our revenues and results of operations as a result of the intense competition from existing and new entities in our industry;
●	the possibility that errors and omissions claims may negatively affect our business and results of operations;
●	various risks associated with the securities industry that we are subject to, any of which could have a materially adverse effect on our business, cash flows and results of operations;
●	potential legal liability to customers and from regulatory enforcement proceedings;
●	the extensive regulation we are subject to and the penalties and sanctions we could face if we fail to comply with such regulations;
●	the adverse effects on our business and results of operations due to extensive and frequent changes in regulations, including, without limitation, the SEC’s proposed rules and interpretations concerning the standards of conduct for broker dealers and investment advisers when dealing with retail investors;
●	the legislative, judicial or regulatory changes to the classification of independent contractors, which could increase our operating expenses;
●	our failure to comply with capital requirements, which could subject us to suspension, revocation or fines by the SEC, the Financial Industry Regulatory Authority (“FINRA”) or other regulators;
●	our inability to successfully integrate acquired businesses into our existing business and operations, which may adversely affect our cash flows, liquidity and results of operations;
●	the adverse effects we may face if the firms we acquire do not perform as expected;
●	numerous risks and uncertainties we face, as we expand our business;
●	the possible substantial fluctuation in our quarterly operating results due to the nature of our business and our failure to meet profitability expectations;
●	our existing debt, including the outstanding 2027 Notes, 7.00% 2028 Notes, 7.25% 2028 Notes and December 2018 Notes, and our ability to incur substantially more debt, which may adversely affect our ability to service the Notes;

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●	the effective subordination of the Notes to any secured indebtedness of ours and to any indebtedness of our subsidiaries;
●	the limited protections for noteholders under the indenture for the Notes;
●	the effect of market interest rates on the value of the Notes;
●	the absence of an active trading market for the Notes;
●	the possible adverse effect of a downgrade, suspension, or withdrawal in our rating or the rating of the Notes or our 2027 Notes, 7.00% 2028 Notes or 7.25% 2028 Notes;
●	our ability to issue additional Notes, 2027 Notes, 7.00% 2028 Notes, 7.25% 2028 Notes and December 2018 Notes;
●	our ability to redeem the Notes early;
●	our ability to invest or spend the net proceeds of this offering in ways with which you may not agree and in ways that may not earn a profit or increase the value of your investment; and
●	that our credit rating may not reflect all risks of an investment in the Notes.

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on forward-looking statements, which apply only as of the date they are made. We do not intend and disclaim any duty or obligation to update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by law.

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SUMMARY

This summary highlights the material information contained in this prospectus supplement. It does not contain all of the information that you should consider before investing in the Notes. You should read carefully the more detailed information set forth under “Risk Factors “ in our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and our subsequent SEC reports, which are incorporated by reference in this prospectus supplement and in the accompanying base prospectus, in addition to the other risks, uncertainties and company information described in this prospectus supplement, the accompanying base prospectus and any other documents incorporated by reference we may provide you in connection with this offering.

Overview

We are a diversified financial services company engaged in independent advisory and brokerage services, asset management services, investment research, investment banking, institutional sales and trading, wholesale life insurance and annuity brokerage and trust services through our principal subsidiaries, Securities America, Triad Advisors (“Triad”), Securities Service Network (“SSN”), Investacorp, KMS Financial Services (“KMS”), Ladenburg Thalmann & Co. (“Ladenburg”), Ladenburg Thalmann Asset Management (“LTAM”), Premier Trust and Highland Capital Brokerage (“Highland”). We are committed to establishing a significant presence in the financial services industry by meeting the varying investment needs of our clients.

Through our acquisitions of Securities America, Triad, SSN, Investacorp and KMS, we have established a leadership position in the independent advisory and brokerage services industry. During the past decade, this has been one of the fastest growing segments of the financial services industry. With approximately 4,400 financial advisors located in 50 states, we have become one of the largest independent advisory and brokerage services networks. We believe that we have the opportunity through internal growth, recruiting and acquisitions to continue expanding our market share in this segment over the next several years.

We have three operating segments: (i) the independent advisory and brokerage services segment, (ii) the Ladenburg segment and (iii) the insurance brokerage segment. The independent advisory and brokerage services segment includes the investment advisory and brokerage services provided by our independent advisory and brokerage subsidiaries to their independent contractor financial advisors and the wealth management services provided by Premier Trust. The Ladenburg segment includes the investment banking, sales and trading and asset management services and investment activities conducted by Ladenburg and LTAM. The insurance brokerage segment includes the wholesale insurance brokerage activities conducted by Highland, which delivers life insurance, fixed and equity indexed annuities and long-term care solutions to investment and insurance providers, and which provides marketing strategies, product expertise, and back-office processing for fixed and equity-indexed annuities.

Each of Securities America, Triad, SSN, Investacorp, KMS and Ladenburg is subject to regulation by, among others, the SEC, FINRA, and the Municipal Securities Rulemaking Board and is a member of the Securities Investor Protection Corporation. Highland is subject to regulation by various regulatory bodies, including state attorneys general and insurance departments. Premier Trust is subject to regulation by the Nevada Department of Business and Industry Financial Institutions Division.

We continue to explore opportunities to grow our businesses, including through possible acquisitions of other financial services firms, both domestically and internationally. These acquisitions may involve payments of material amounts of cash, the incurrence of material amounts of debt, which would increase our leverage, or the issuance of significant amounts of our equity securities, which may be dilutive to our existing shareholders. We cannot assure you that we will be able to complete any such possible acquisitions on acceptable terms or at all or, if we do, that any acquired business will be profitable. We also may not be able to successfully integrate acquired businesses into our existing business and operations.

Corporate Information

We were incorporated under the laws of the State of Florida in February 1996.

Our principal offices are located at 4400 Biscayne Blvd., 12th Floor, Miami, Florida 33137. Our phone number is (305) 572-4100. Our website is www.ladenburg.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying base prospectus.

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THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of the Notes, see the “Description of the Notes” section in this prospectus supplement.

Issuer	Ladenburg Thalmann Financial Services Inc.

Notes Offered	$50,000,000 aggregate principal amount of 7.75% Senior Notes due 2029 (or $57,500,000 aggregate principal amount of 7.75% Senior Notes due 2029 if the underwriters exercise their over-allotment option in full).

Offering Price	100% of the principal amount, plus accrued interest from May 29, 2019, if the initial settlement occurs after that date.

Maturity	The Notes will mature on June 30, 2029, unless redeemed prior to maturity.

Interest Rate and Payment Dates	7.75% interest per annum on the principal amount of the Notes, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year and at maturity. For the first interest payment, cash interest will accrue from May 29, 2019 and be payable on September 30, 2019.

Guarantors	None.

Ranking

The Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness, including, but not limited to, the outstanding 2027 Notes, the outstanding 7.00% 2028 Notes, the outstanding 7.25% 2028 Notes, the outstanding December 2018 Notes and any 2027 Notes, 7.00% 2028 Notes, 7.25% 2028 Notes, December 2018 Notes or additional Notes that we may issue in the future. The Notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness of our subsidiaries.

The indenture governing the Notes does not limit the amount of indebtedness that we or our subsidiaries may incur or whether any such indebtedness can be secured by our assets.

Optional Redemption	We may redeem the Notes, in whole or in part, on or after June 30, 2022, at our option, at any time and from time to time, prior to maturity at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Notes — Optional Redemption” for additional details.

Sinking Fund	The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity).

Use of Proceeds	We plan to use the net proceeds from this offering for general corporate purposes. Please see the section entitled “Use of Proceeds.”

Events of Default	Events of default generally will include failure to pay principal, failure to pay interest, failure to observe or perform any other covenant or warranty in the Notes or in the indenture, and certain events of bankruptcy, insolvency or reorganization. See “Description of the Notes — Events of Default.”

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Certain Covenants	The indenture that governs the Notes contains certain covenants, including, but not limited to, restrictions on our ability to merge or consolidate with or into any other entity. The indenture does not limit the amount of indebtedness that we or our subsidiaries may issue or contain any financial covenants, and does not restrict us from paying dividends or issuing or repurchasing our other securities. See “Description of the Notes — Covenants.”

Financial Covenants	The indenture relating to the Notes does not contain financial covenants.

Additional Notes	We may from time to time, without the consent of the holders, create and issue additional Notes ranking equally and ratably with the Notes in all respects, so that such additional notes will constitute and form a single series with the Notes and will have the same terms as to status, redemption or otherwise (except the price to the public, the issue date and, if applicable, the initial interest payment date) as the Notes; provided that any such additional notes that are not fungible with the Notes for United States federal income tax purposes will have a separate CUSIP number.

Defeasance	The Notes are subject to legal and covenant defeasance by us. See “Description of the Notes — Defeasance” for more information.

Listing	We intend to apply to list the Notes on the NYSE American. If the Notes are approved for listing, we expect trading in the Notes to begin within 30 days of May 29, 2019, the original issue date, under the symbol “LTSH.”

Form and Denomination	The Notes will be issued in book-entry form in minimum denominations of $25 and integral multiples in excess thereof. The Notes will be represented by a permanent global certificate deposited with the trustee as custodian for The Depositary Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trustee	U.S. Bank National Association.

Governing Law	The Notes and the indenture governing the Notes will be governed by the laws of the State of New York.

Risk Factors	An investment in the Notes involves significant risks. Please refer to “Risk Factors” beginning on page S-7 and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before investing in the Notes.

Conflicts of Interest	Ladenburg Thalmann & Co. Inc., Securities America, Inc. and Investacorp, Inc., three of our subsidiaries, are broker-dealers and members of FINRA and will participate in the distribution of the Notes. Since we own more than 10% of the common equity of such subsidiaries, a “conflict of interest” exists for such subsidiaries within the meaning of FINRA Rule 5121(f)(5)(B). Accordingly, this offering will be conducted pursuant to Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because the securities offered are investment grade rated. To comply with Rule 5121, these subsidiaries will not confirm sales of the securities to any account over which they exercise discretionary authority without the specific prior written approval of the account holder. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

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RISK FACTORS

In evaluating an investment in the Notes, you should carefully consider the following risk factors and the risk factors described under the caption “Risk Factors “ in our Annual Report on Form 10-K for the year ended December 31, 2018, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and in our subsequent SEC reports, which are incorporated by reference in this prospectus supplement and in the accompanying base prospectus, in addition to the other risks and uncertainties described in this prospectus supplement, the accompanying base prospectus, any other documents incorporated by reference herein and therein and, if applicable, any free writing prospectus we may provide you in connection with this offering.

Risks Related to this Offering

We and our subsidiaries have substantial debt outstanding and may incur substantially more debt in the future, which could have important consequences to you.

We and our subsidiaries have substantial debt outstanding and may incur substantial additional indebtedness in the future. The terms of the indenture governing the Notes will not prohibit us from doing so. The holders of our outstanding debt, and any additional indebtedness we incur, that ranks equally with the Notes, will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to you. Incurrence of additional debt would also further reduce the cash available to invest in operations, as a result of increased debt service obligations. If new debt is added to our current debt levels, the related risks that we now face could intensify.

As of March 31, 2019, our total debt outstanding was approximately $274.2 million (excluding unamortized discount of $6.2 million and debt issuance costs of $6.8 million), including approximately $82.8 million of 2027 Notes, approximately $42.5 million of 7.00% 2028 Notes, approximately $60 million of 7.25% 2028 Notes and approximately $76.4 million of December 2018 Notes (excluding $65 thousand, $43 thousand, $0 and $6.1 million of unamortized discount, respectively and $3.1 million, $1.9 million, $1.9 million and $5 thousand of debt issuance costs, respectively). As of March 31, 2019, we also had (i) approximately $18.8 million principal amount of 2027 Notes available for issuance under a Note Distribution Agreement with Ladenburg, as representative of the sales agents named therein (the “2027 Notes Distribution Agreement”) and (ii) approximately $22.3 million principal amount of 7.00% 2028 Notes available for issuance under a Note Distribution Agreement with Ladenburg, as representative of the sales agents named therein (the “2028 Notes Distribution Agreement”).

After giving effect to the issuance of the Notes offered hereby, our total outstanding indebtedness would have been approximately $324.2 million (excluding unamortized discount of $6.2 million and debt issuance costs of $8.7 million) as of March 31, 2019 (assuming no exercise of the underwriters’ option to purchase additional Notes). See “Capitalization.”

Our level of indebtedness could have important consequences to you, because:

●	it could affect our ability to satisfy our financial obligations, including those relating to the Notes;
●	a substantial portion of our cash flows from operations would have to be dedicated to interest and principal payments and may not be available for operations, capital expenditures, expansion, acquisitions or general corporate or other purposes;
●	it may impair our ability to obtain additional debt or equity financing in the future;
●	it may limit our ability to refinance all or a portion of our indebtedness on or before maturity;
●	such indebtedness and the restrictive covenants contained in the governing documents for such indebtedness may limit our ability to make acquisitions, capital expenditures and investments; execute our preferred business strategy; take advantage of business opportunities; and plan for, or react to, changes in our business and industry; and
●	it may make us more vulnerable to downturns in our business, our industry or the economy in general.

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Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the Notes, we could be in default on the Notes, and this default could cause us to be in default on other indebtedness, to the extent outstanding. Conversely, a default under any other indebtedness, if not waived, could result in acceleration of the debt outstanding under the related agreement and entitle the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. In addition, such default or acceleration may result in an event of default and acceleration of other indebtedness of the Company, entitling the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. If a judgment is obtained by any such holders, such holders could seek to collect on such judgment from the assets of the Company. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.

However, no event of default under the Notes would result from a default or acceleration of, or suit, other exercise of remedies or collection proceeding by holders of, our other outstanding debt. As a result, all or substantially all of our assets may be used to satisfy claims of holders of our other outstanding debt, without the holders of the Notes having any rights to such assets. The indenture that will govern the Notes will not restrict our ability to incur additional indebtedness.

The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur in the future.

The Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured indebtedness that we or our subsidiaries have currently outstanding or may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. As of March 31, 2019, we had approximately $6.9 million aggregate principal amount of secured indebtedness outstanding.

The indenture that will govern the Notes will not prohibit us or our subsidiaries from incurring additional secured indebtedness in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness and may consequently receive payment from these assets before they may be used to pay other creditors, including the holders of the Notes.

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of Ladenburg Thalmann Financial Services Inc. and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Therefore, in any bankruptcy, liquidation or similar proceeding, all claims of creditors (including trade creditors) of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of March 31, 2019, the aggregate amount of indebtedness of our consolidated subsidiaries, excluding intercompany indebtedness, was approximately $12.6 million (including $6.9 million of secured indebtedness).

In addition, current and future debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.

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The indenture under which the Notes will be issued contains limited protection for holders of the Notes.

The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:

●	issue debt securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes, and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries;
●	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities subordinated in right of payment to the Notes;
●	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
●	enter into transactions with affiliates;
●	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;
●	make investments; or
●	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indenture does not include any protection against certain events, such as a change of control, a leveraged recapitalization or “going private” transaction (which may result in a significant increase of our indebtedness levels), restructuring or similar transactions. Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity. Also, an event of default or acceleration under our other indebtedness would not necessarily result in an “Event of Default” under the Notes (as described under the section titled “Description of the Notes — Events of Default” below).

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

An increase in market interest rates could result in a decrease in the value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the Notes, and the market interest rates subsequently increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

An active trading market for the Notes may not develop, which could limit the market price of the Notes or your ability to sell them.

The Notes are a new issue of debt securities for which there currently is no trading market. We intend to apply to list the Notes on the NYSE American. If the Notes are approved for listing, we expect trading in the Notes to begin within 30 days of the original issue date, under the symbol “LTSH.” We cannot provide any assurances that an active trading market will develop for the Notes or that you will be able to sell your Notes. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters have advised us that they may make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time. In addition, there may be a limited number of buyers when you decide to sell your Notes. This may affect the price, if any, offered for your Notes or your ability to sell your Notes when desired, or at all.

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We may issue additional Notes.

Under the terms of the indenture governing the Notes, we may from time to time without notice to, or the consent of, the holders of the Notes, create and issue additional notes which will be equal in rank to the Notes.

The Notes are subject to early redemption.

We may redeem the Notes in whole or in part at any time or from time to time on or after June 30, 2022 at our option, upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption, at a redemption price equal to the principal amount plus any unpaid interest payable thereon accrued to, but excluding, the date fixed for redemption. The Notes are less likely to become subject to early redemption during periods when interest is accruing on the Notes at a rate below that which we would pay on any new issue of our interest-bearing debt securities (or other indebtedness) having a maturity equal to the remaining term of the Notes. The Notes are more likely to become subject to early redemption during periods when interest is accruing on the Notes at a rate above that which we would pay on any new issue of interest-bearing debt securities (or other indebtedness) having a maturity equal to the remaining term of the Notes. In the event that we redeem your Notes prior to the maturity date, you will receive only 100% of the principal amount of your Notes to be redeemed, plus accrued but unpaid interest on the principal amount being redeemed to, but not including, the redemption date, as described under the heading “Description of the Notes—Optional Redemption” in this prospectus supplement.

We may invest or spend the net proceeds of this offering in ways with which you may not agree and in ways that may not earn a profit or increase the value of your investment.

We intend to use the net proceeds of this offering for general corporate purposes. We will retain broad discretion over the use of the net proceeds from this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits or increase the value of your investment.

Changes in our credit rating, or the credit rating of the Notes and/or the credit rating of the 2027 Notes, the 7.00% 2028 Notes and/or the 7.25% 2028 Notes, could adversely affect the market price or liquidity of the Notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. Such ratings are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry generally. In addition, credit ratings agencies have themselves been subject to scrutiny arising from the financial crisis that begin in 2008 and there is no assurance that credit rating agencies will not make or be required to make substantial changes to their ratings policies or practices or that such changes would not affect our rating or the rating of our Notes. The Notes, like the 2027 Notes, the 7.00% 2028 Notes and the 7.25% 2028 Notes, will be rated only by Egan-Jones Ratings Co. A downgrade, suspension or withdrawal in our rating or the rating of the Notes and/or the rating of the 2027 Notes, the 7.00% 2028 Notes or the 7.25% 2028 Notes, or the anticipation of such a change, including any announcement that our rating is under further review for a downgrade, could have an adverse effect on the price of the Notes. More generally, a negative change or anticipated negative change in our ratings could increase our borrowing costs and limit our access to the capital markets. We cannot be sure our credit rating agency will maintain its initial rating on the Notes. Furthermore, there is no protection in the indenture for holders of the Notes in the event of a ratings downgrade. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of Notes of any change in ratings.

Our credit rating may not reflect all risks of an investment in the Notes.

Our credit rating is an assessment by a rating agency of our ability to pay our debts when due. The credit rating may not reflect the potential impact of risks related to structure, market or other factors related to the value of the Notes. A credit rating is not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion.

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USE OF PROCEEDS

Assuming we sell an aggregate principal amount of $50,000,000 of Notes in this offering, we estimate that the net proceeds we will receive from the sale of Notes in this offering will be approximately $48,125,000 after deducting underwriting commissions of approximately $1,575,000, and estimated offering expenses of approximately $300,000 payable by us. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds we will receive from the sale of the Notes in this offering will be approximately $55,388,750, after deducting underwriting commissions and estimated offering expenses.

We plan to use the net proceeds from this offering for general corporate purposes. Pending their use, we intend to maintain the net proceeds in interest-bearing, short-term, marketable investment grade securities or money market accounts or (interest or non-interest bearing) checking (or escrow) accounts.

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CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of March 31, 2019:

●	on an actual basis;
●	on an as adjusted basis, after giving effect to the sale of Notes in this offering and the receipt of the total net proceeds of approximately $48.1 million from this offering but prior to the application thereof, after deducting underwriting commissions of approximately $1,575,000 and estimated offering expenses payable by us of approximately $300,000 (assuming no exercise of the underwriters’ option to purchase additional Notes).

You should read the data set forth in the table below in conjunction with “Use of Proceeds,” appearing elsewhere in this prospectus supplement, as well as our unaudited financial statements and the accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	At March 31, 2019 (in thousands, except share and per share amounts) (unaudited)
	Actual(1)	As Adjusted
Cash and cash equivalents(2)	$167,847	$215,972	(3)
Liabilities (including short-term and long-term)
Securities sold, but not yet purchased, at fair value	$5,097	$5,097
Accrued compensation	18,743	18,743
Commissions and fees payable	105,121	105,121
Accounts payable and accrued liabilities	42,166	42,166
Lease liabilities	37,713	37,713
Deferred income taxes	13,763	13,763
Deferred compensation liability	21,914	21,914
Accrued interest	1,507	1,507
Notes payable, net of $6,209 unamortized discount, and $6,801 debt issuance costs	261,237	261,237
7.75% senior notes due 2029 offered hereby, net of $1,875 debt issuance costs		48,125
Total liabilities	$507,261	$555,386
Shareholders’ equity
Preferred Stock, $0.0001 par value, 50,000,000 shares authorized; 17,299,305 shares outstanding (liquidation preference $432,483)(2)	2	2
Common Stock, $0.0001 par value, 1,000,000,000 shares authorized; 148,746,413 shares outstanding	15	15
Additional paid-in capital	341,768	341,768
Accumulated deficit	(87,815)	(87,815)
Total shareholders’ equity of the Company	253,970	253,970
Noncontrolling interest	52	52
Total shareholders’ equity	254,022	254,022
Total liabilities and shareholders’ equity	$761,283	$809,408

(1)	Amounts are derived from the unaudited condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.
(2)	Subsequent to March 31, 2019, we issued 101,977 shares of our Series A Preferred Stock pursuant to an “at the market” offering for gross proceeds of $2,549.
(3)	Excludes approximately $87 of selling concessions payable to certain of our broker-dealer affiliates.

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DESCRIPTION OF THE NOTES

The Notes are being issued under a base indenture, dated as of November 21, 2017 and a fourth supplemental indenture, to be dated as of May 29, 2019, which we refer to collectively as the “indenture,” between the Company and U.S. Bank National Association, as trustee. Set forth below is a description of the specific terms of the Notes and the indenture. This description supplements (and to the extent inconsistent with, replaces) the description of the general terms and provisions of our debt securities set forth in the accompanying base prospectus under the caption “Description of Debt Securities.” To the extent of any conflict or inconsistency between the base indenture and the fourth supplemental indenture, the fourth supplemental indenture will govern. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the base indenture included as an exhibit to a Current Report on Form 8-K filed by the Company on November 21, 2017 and the fourth supplemental indenture to be included as an exhibit to a Current Report on Form 8-K to be filed by the Company.

General

The Notes:

●	will be our general unsecured, senior obligations;
●	will be initially limited to an aggregate principal amount of $50,000,000 (assuming no exercise of the underwriters’ over-allotment option described herein);
●	will mature on June 30, 2029 unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;
●	will bear cash interest from May 29, 2019 at an annual rate of 7.75%, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2019;
●	will be redeemable at our option, in whole or in part, at any time on and after June 30, 2022, at the price and on the terms described under “— Optional Redemption” below;
●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;
●	will not have a sinking fund;
●	are expected to be listed on the NYSE American under the symbol “LTSH”; and
●	will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form.

The indenture does not limit the amount of indebtedness that we or our subsidiaries may issue. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Covenants—Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating or worthiness as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may from time to time, without the consent of the holders, create and issue additional Notes ranking equally and ratably with the Notes in all respects, so that such additional notes will constitute and form a single series with the Notes and will have the same terms as to status, redemption or otherwise (except the price to the public, the issue date and, if applicable, the initial interest payment date) as the Notes; provided that any such additional notes that are not fungible with the Notes for United States federal income tax purposes will have a separate CUSIP number.

Ranking

The Notes are senior unsecured obligations of the Company, and, upon our liquidation, dissolution or winding up, will rank (i) senior to the outstanding shares of our common stock, (ii) senior to any of our future subordinated debt, (iii) pari passu (or equally) with all of our existing and future senior unsecured and unsubordinated indebtedness, including, but not limited to, the outstanding 2027 Notes, the outstanding 7.00% 2028 Notes, the outstanding 7.25% 2028 Notes, the December 2018 Notes and any 2027 Notes, 7.00% 2028 Notes, 7.25% 2028 Notes, December 2018 Notes or additional Notes that we may issue in the future, (iv) effectively subordinated to any existing or future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness and (v) structurally subordinated to all existing and future indebtedness of our subsidiaries.

As of March 31, 2019, our total debt outstanding was approximately $274.2 million (excluding unamortized discount of $6.2 million and debt issuance costs of $6.8 million), including approximately $82.8 million of 2027 Notes, approximately $42.5 million of 7.00% 2028 Notes, approximately $60 million of 7.25% 2028 Notes and approximately $76.4 million of December 2018 Notes (excluding $65 thousand, $43 thousand, $0 and $6.1 million of unamortized discount, respectively and $3.1 million, $1.9 million, $1.9 million and $5 thousand of debt issuance costs, respectively). As of March 31, 2019, we also had (i) approximately $18.8 million principal amount of 2027 Notes available for issuance under the 2027 Notes Distribution Agreement and (ii) approximately $22.3 million principal amount of 7.00% 2028 Notes available for issuance under the 2028 Notes Distribution Agreement.

Of the outstanding indebtedness as of March 31, 2019, we had approximately $6.9 million aggregate principal amount of secured debt outstanding issued by our consolidated subsidiaries, excluding intercompany liabilities. Our outstanding secured indebtedness consisted of $6.9 million payable under Securities America Financial Corporation’s amended and restated loan agreement (as amended, the “SA Loan Agreement”). The amounts payable under the SA Loan Agreement are collateralized by the assets of Securities America Financial Corporation and Securities America Advisors, Inc. Of the outstanding indebtedness as of March 31, 2019, we had $5.7 million aggregate principal amount of unsecured debt outstanding issued by our consolidated subsidiaries, excluding intercompany liabilities. As of March 31, 2019, we had approximately $12.6 million of indebtedness outstanding to which the Notes would have been effectively or structurally subordinated.

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Interest

Interest on the Notes will accrue at an annual rate equal to 7.75% from and including May 29, 2019 to, but excluding, the maturity date or earlier acceleration or redemption and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2019, to the record holders at the close of business on the immediately preceding March 15, June 15, September 15 and December 15, as applicable (whether or not a business day).

The initial interest period for the Notes will be the period from and including May 29, 2019, to, but excluding, September 30, 2019, and subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case maybe. The amount of interest payable for any interest period, including interest payable for any partial interest period, will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date or the stated maturity date falls on a non-business day, the applicable interest or principal payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

“Business day” means, for any place where the principal and interest on the Notes is payable, each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day in which banking institutions in New York are authorized or obligated by law or executive order to close.

Optional Redemption

The Notes may be redeemed in whole or in part at any time and from time to time on or after June 30, 2022 at our option, upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption to each holder of Notes to be redeemed, at a redemption price equal to the principal amount plus any unpaid interest payable thereon accrued to, but excluding, the date fixed for redemption.

If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee from the outstanding Notes not previously called for redemption, by lot, or in the trustee’s discretion, pro rata, provided that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Notes. The trustee will promptly notify us in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

Unless we default on the payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

Events of Default

Holders of our Notes will have rights if an Event of Default occurs in respect of the Notes and is not cured, as described later in this subsection. The term “Event of Default” in respect of the Notes means any of the following:

●	we do not pay interest on any Note when due, and such default is not cured within 30 days;
●	we do not pay the principal of the Notes when due and payable;
●	we breach any covenant in the indenture with respect to the Notes and such breach continues for 60 days after a written notice of such breach has been sent to us by the trustee or to us and the trustee by the holders of at least 25% of the principal amount of the Notes; or
●	certain specified events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days.

The trustee may withhold notice to the holders of the Notes of any default, except in the payment of principal or interest, if the trustee in good faith determines the withholding of notice to be in the interest of the holders of the Notes.

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Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any default. In addition, we will, so long as any of the Notes are outstanding, deliver to the trustee, within 30 days of becoming aware of any Event of Default, a written statement of certain of our officers specifying such Event of Default and what action we are taking or propose to take with respect thereto.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the entire principal amount of the Notes, together with accrued and unpaid interest, if any, to be due and payable immediately by a notice in writing to us and, if notice is given by the holders of the Notes, the trustee. This is called an “acceleration of maturity.” If the Event of Default occurs in relation to our filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the trustee or the holders, become immediately due and payable.

At any time after a declaration of acceleration of the Notes has been made by the trustee or the holders of the Notes and before any judgment or decree for payment of money due has been obtained by the trustee, the holders of a majority of the outstanding principal of the Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to the Notes, other than the non-payment of the principal and interest, if any, of the Notes which have become due solely by such declaration of acceleration, have been cured or waived.

At our election, the sole remedy with respect to an Event of Default due to our failure to comply with certain reporting requirements under the Trust Indenture Act of 1939, as amended (the “TIA”) or under “—Covenants—Reporting” below, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such default and (2) 0.50% for calendar days 91 through 180 after such default. On the 181st day after such Event of Default, if such violation is not cured or waived, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If we choose to pay such additional interest, we must notify the trustee and the holders of the Notes by certificate of our election at any time on or before the close of business on the first business day following the Event of Default.

Before a holder of the Notes is allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce such holder’s rights relating to the Notes, the following must occur:

●	such holder must give the trustee written notice that the Event of Default has occurred and remains uncured;
●	the holders of at least 25% of the outstanding principal of the Notes must have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;
●	such holder or holders must have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
●	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority of the outstanding principal of the Notes.

No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

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Book-entry and other indirect holders of the Notes should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Waiver of Defaults

The holders of not less than a majority of the outstanding principal amount of the Notes may on behalf of the holders of all Notes waive any past default with respect to the Notes other than a default in the payment of principal or interest on the Notes when such payments are due and payable (provided, however, that the holders of not less than a majority of the outstanding principal amount of the Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose; but no such waiver shall extend to any subsequent or other default. Subject to the first sentence of this paragraph and the limitations under “Changes Requiring Approval of Each Holder” below, the holders of not less than a majority of the outstanding principal amount of the Notes by written notice to the trustee also may waive compliance by us with any provision of the indenture or the Notes with respect to such Notes.

Covenants

In addition to any other covenants described in the accompanying base prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by us and related matters, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants will govern.

Merger, Consolidation or Sale of Assets

The indenture provides that Ladenburg Thalmann Financial Services Inc. will not merge or consolidate with or into any other person, or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property in any one transaction or series of related transactions (however, a merger or consolidation of a subsidiary into us or another subsidiary or transfer of all or substantially all of a subsidiary’s property to us or another subsidiary is permitted) unless:

●	we are the surviving entity or the entity (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;
●	the surviving entity (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such surviving entity, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;
●	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or Event of Default has occurred and is continuing; and
●	in the case of a merger where the surviving entity is other than us, we will deliver, or cause to be delivered, to the trustee, an officer’s certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

Reporting

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with accounting principles generally accepted in the United States of America, as applicable.

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Modification or Waiver

There are three types of changes we can make to the indenture and the Notes:

Changes Not Requiring Approval of Any Holder

There are changes that we can make to the Notes without the specific approval of the holders of any of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect and include changes:

●	to add guarantees with respect to any Notes or secure any Notes;
●	to surrender any of our rights or powers under the indenture;
●	to add covenants or Events of Default for the benefit of the holders;
●	to comply with the applicable procedures of the depositary;
●	to cure any ambiguity, defect or inconsistency;
●	to comply with covenants in the indenture described above under the heading, “Merger, Consolidation or Sale of Assets”;
●	to provide for uncertificated Notes in addition to or in place of certificated Notes;
●	to make any change that does not materially adversely affect the rights of any holder;
●	to provide for the issuance of and establish the form and terms and conditions of the Notes;
●	to evidence and provide for the acceptance of appointment in the indenture by a successor trustee with respect to the Notes and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the Notes by more than one trustee; and
●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA.

Changes Requiring Approval of Each Holder

There are changes that we can make to the Notes only with the specific approval of each holder of the Notes. The following is a list of those types of changes:

●	reducing the principal amount of the Notes whose holders must consent to an amendment, supplement or waiver;
●	reducing the rate of or extend the time for payment of interest (including default interest) on the Notes;
●	reducing the principal or change the stated maturity of the Notes;
●	waiving a default or an Event of Default in the payment of the principal of or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in principal amount of the outstanding Notes and a waiver of the payment default that resulted from such acceleration);
●	making the principal of or interest on the Notes payable in any currency other than U.S. Dollars;
●	making any changes to provisions of the indenture concerning the right of holders to receive principal and interest payments on the Notes, the right of holders holding a majority of the principal amount of the outstanding Notes to waive any past defaults and to make changes to the provision governing changes requiring approval of each holder; and
●	waiving a redemption payment with respect to the Notes, provided that such redemption is made at our option.

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Changes Requiring Majority Approval

Any other change to the indenture and the Notes would require the following approval:

●	if the change only affects the Notes, it must be approved by holders of not less than a majority in aggregate principal amount of the outstanding Notes; and
●	if the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of not less than a majority in aggregate principal amount of each of the series of debt securities affected by the change.

Consent from holders of the Notes to any change to the indenture or the Notes must be given in writing.

Action By Consent of Holders

The amount of Notes deemed to be outstanding for the purpose of determining the holders entitled to give their consent or take any other action described herein or required or permitted to be taken pursuant to the indenture will include all Notes authenticated and delivered under the indenture as of the date of determination, except:

●	Notes cancelled by the trustee or delivered to the trustee for cancellation;
●	Notes for which we have deposited with the trustee or paying agent or set aside in trust money for their payment or redemption and, if money has been set aside for the redemption of the Notes, notice of such redemption has been duly given pursuant to the indenture to the satisfaction of the trustee;
●	Notes held by the Company, its subsidiaries or any other entity which is an obligor under the Notes, unless such Notes have been pledged in good faith and the pledgee is not the Company, an affiliate of the Company or an obligor under the Notes; and
●	Notes which have been paid or exchanged for other Notes due to the loss, destruction or mutilation of such Notes, with the exception of any such Notes held by bona fide purchasers who have presented proof to the trustee that such Notes are valid obligations of the Company.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to vote or take other action under the indenture, and the trustee will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to join in the giving or making of any Notice of Default, any declaration of acceleration of maturity of the Notes, any request to institute proceedings or the reversal of such declaration. If we or the trustee set a record date for a vote or other action to be taken by the holders of the Notes, that vote or action can only be taken by persons who are holders of the Notes on the record date and, unless otherwise specified, such vote or action must take place on or prior to the 180th day after the record date. We may change the record date at our option, and we will provide written notice to the trustee and to each holder of the Notes of any such change of record date.

Defeasance

The following defeasance provisions will be applicable to the Notes. “Defeasance” means that, by irrevocably depositing with the trustee an amount of cash denominated in U.S. dollars and/or U.S. government obligations sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below, we would be released from certain covenants under the indenture relating to the Notes. The consequences to the holders of the Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the Notes could not be accelerated for any reason, the holders of the Notes nonetheless would be guaranteed to receive the principal and interest owed to them.

Legal Defeasance

The indenture provides that we may be discharged from any and all obligations in respect of the Notes (subject to certain exceptions) if we take the following actions below:

●	we must irrevocably deposit or cause to be deposited with the trustee as trust, funds for the benefit of the holders of the Notes, cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;
●	no default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

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●	the full defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;
●	we must deliver to the trustee a legal opinion of our counsel and an officer’s certificate stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;
●	we shall have delivered to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of defeating, hindering, delaying or defrauding any other creditors of ours; and
●	we must deliver to the trustee an officer’s certificate and a legal opinion from our counsel stating that all conditions precedent with respect to the legal defeasance have been complied with.

Covenant Defeasance

Under the indenture, we have the option to take the actions described below and be released from some of the restrictive covenants under the indenture under which the Notes are issued. This is called “covenant defeasance.” In that event, holders of the Notes would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay the Notes. In order to achieve covenant defeasance, the following must occur:

●	we must irrevocably deposit or cause to be deposited with the trustee as trust, funds for the benefit of the holders of the Notes, cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;
●	no default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;
●	the full defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;
●	we must deliver to the trustee a legal opinion of our counsel stating that holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;
●	we shall have delivered to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of defeating, hindering, delaying or defrauding any other creditors of ours; and
●	we must deliver to the trustee an officer’s certificate and a legal opinion from our counsel stating that all conditions precedent with respect to the covenant defeasance have been complied with.

In the event that the trustee is unable to apply the funds held in trust to the payment of obligations under the Notes by reason of a court order or governmental injunction or prohibition, then those of our obligations discharged under the legal defeasance or covenant defeasance will be revived and reinstated as though no deposit of funds had occurred, until such time as the trustee is permitted to apply all funds held in trust in accordance with the procedure described in the indenture. However, if we make any payment of principal or interest on the Notes to the holders because of the reinstatement of our obligations, we will have the right to receive such payments from the trust in the place of the holders of such Notes after payment in full to such holders.

Listing

We intend to apply to list the Notes on the NYSE American. If the application is approved, we expect trading in the Notes on the NYSE American to begin within 30 days of the date of the original issue date, under the symbol “LTSH.” The Notes are expected to trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Notes that is not included in the trading price.

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Governing Law

The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Global Notes; Book-Entry Issuance

The Notes will be issued in the form of one or more global certificates, or “Global Notes,” registered in the name of The Depository Trust Company, or “DTC.” DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of the Notes. No person that acquires a beneficial interest in the Notes will be entitled to receive a certificate representing that person’s interest in the Notes except as described herein. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of the Notes will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or “Direct Participants,” deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.”

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or “Indirect Participants.” DTC has an S&P rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Notes to be redeemed.

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Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee or depositary on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with the Notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the applicable trustee or depositary, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee or depositary. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

None of the Company, the trustee, any depositary, or any agent of any of them will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Termination of a Global Note

If a Global Note is terminated for any reason, interest on it will be exchanged for certificates in non-book-entry form as certificated securities. After such exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a Global Note transferred on termination to their own names, so that they will be holders of the Notes. See “—Form, Exchange and Transfer of Certificated Registered Securities” below.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the Note on the interest payment date. Because we pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.

Payments on Global Notes

We will make payments on the Notes so long as they are represented by Global Notes in accordance with the applicable policies of the depositary in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interest in the Global Notes. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

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Payments on Certificated Securities

In the event the Notes become represented by certificates, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder of the Note at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all payments of principal by check at the office of the trustee in the contiguous United States and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.

Payment When Offices Are Closed

If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.

Form, Exchange and Transfer of Certificated Registered Securities

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

●	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes;
●	DTC ceases to be registered as a clearing agency under the Exchange Act; or
●	We execute and deliver to the trustee an officer’s certificate to the effect that such global debt security shall be so exchangeable.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering the Notes in the name of holders transferring Notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts.

Holders will not be required to pay a service charge for any registration of transfer or exchange of their certificated securities, but they may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we redeem any of the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to determine or fix the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.

About the Trustee

U.S. Bank National Association is the trustee under the indenture and will be the principal paying agent and registrar for the Notes. The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Notes that we are offering pursuant to this prospectus supplement and the accompanying base prospectus. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships (including entities and arrangements classified as partnerships for U.S. federal income tax purposes), subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, retirement plans, individual retirement accounts or other tax-deferred accounts, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the Notes as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” U.S. Holders (as defined below) whose functional currency for tax purposes (as defined in Section 985 of the Code) is not the U.S. dollar, certain former citizens or former long-term residents of the United States, controlled foreign corporations, passive foreign investment companies, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign governments, that may be applicable to a particular holder.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the Notes offered in this prospectus supplement upon original issuance for the “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for money to persons, other than to bond houses, brokers or similar persons or organizations acting in the capacity of the underwriters, placement agents or wholesalers) for cash and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

U.S. Holders (as defined below) that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements, including potentially audited statements prepared in accordance with generally accepted accounting principles for credit reporting, reporting to shareholders, partners or other beneficiaries, or for any other substantial non-tax purpose (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although it is not clear to what types of income the book/tax conformity rule applies. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

This summary is not a comprehensive description of all of the U.S. federal tax consequences that may be relevant with respect to the acquisition, ownership and disposition of the Notes. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and estate tax consequences to you of acquiring, owning and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of Notes that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source;
●	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or
●	a trust in existence on August 20, 1996 that has a valid election in effect under applicable U.S. Treasury Department regulations to be treated as a United States person.

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As used in this prospectus supplement, the term “Non-U.S. Holder” is a holder that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes offered in this prospectus supplement, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the Notes should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of the Notes by the partnership.

Consequences to U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to U.S. Holders of the Notes.

Payment of Interest. If the issue price of a Note is less than its stated redemption price at maturity (generally, its principal amount) by more than a de minimis amount, a U.S. Holder will be subject to special U.S. federal income tax rules with respect to this original issue discount (“OID”). OID will be considered de minimis if it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. It is expected, and this discussion assumes, that the Notes will not be issued with more than a de minimis amount of for U.S. federal income tax purposes. Accordingly, interest on a Note generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Sale, Exchange, or Retirement of Notes. Upon the sale, exchange, retirement, or other taxable disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition and the U.S. Holder’s adjusted tax basis in the Note. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the Note, but will exclude amounts attributable to accrued but unpaid interest which will be treated as described above under “Payment of Interest.” A U.S. Holder’s adjusted tax basis in a Note will generally be the cost of the Note to such U.S. Holder.

Any gain or loss realized on the sale, exchange, retirement, or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if the Note has been held for more than one year. Long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Tax on Net Investment Income. Certain U.S. Holders, including certain individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on their “net investment income.” For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the applicability of the net investment income tax to any of their income or gains in respect of the Notes.

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Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to Non-U.S. Holders of a Note. Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest. Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding and the Foreign Account Tax Compliance Act below, interest payments that are received from us generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption, “provided that:

●	such interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States;
●	a Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
●	a Non-U.S. Holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership within the meaning of Section 881(c)(3)(C) of the Code;
●	a Non-U.S. Holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (as described in Section 881(c)(3)(A) of the Code); and
●	the Non-U.S. Holder satisfies the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to the applicable withholding agent, under penalties of perjury, that it is not a “United States person” (within the meaning of the Code) and provides its name and address (which certification may generally be made on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable U.S. nonresident withholding tax certification form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the Note certifies to the applicable withholding agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is not a United States person and furnishes the applicable withholding agent with a copy of the statement. If a non-U.S. Holder holds Notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable U.S. Treasury Department regulations.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States) and such Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. In order to claim an exemption from or reduction of withholding tax under an applicable income tax treaty, a Non-U.S. Holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. These forms may be required to be updated periodically. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Retirement of Note. Subject to the discussion below concerning backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange, retirement or other disposition of Notes, unless: (a) the gain is effectively connected with the conduct of a trade or business within the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, or (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of the Note. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition of a Note, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gain realized on the sale, exchange or other disposition of such Note.

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Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of a Note is engaged in the conduct of a trade or business within the United States and if interest on the Note, or gain realized on the sale, exchange or other taxable disposition of the Note is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), will generally be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of all or a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders (including a corporation and certain other persons who, when required, demonstrate their exempt status), the applicable reporting agent is required to report to the IRS all payments of principal and interest on the Notes. In addition, the applicable reporting agent generally is required to report to the IRS any payment of proceeds from the sale of a Note before maturity. Additionally, backup withholding generally will apply to any payments if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it is subject to backup withholding, or the U.S. Holder does not certify that it is not subject to backup withholding.

In the case of a Non-U.S. Holder, backup withholding will not apply to interest payments made if the Non-U.S. Holder provides the required certification to the applicable withholding agent under penalties of perjury that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied. Certain information reporting apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any related withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable tax treaty.

In addition, payments of the proceeds from the sale of a Note to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge or reason to know to the contrary.

Payment of the proceeds from a sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

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Foreign Account Tax Compliance Act

Subject to the discussion below, certain provisions of the Code, known as the Foreign Account Tax Compliance Act (“FATCA”), impose a 30% U.S. withholding tax on certain U.S. source payments, including interest, dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Prior to the issuance of recently proposed Treasury Regulations, withholding under FATCA would have applied to gross proceeds from a sale, exchange, redemption, or other disposition of the Notes on or after January 1, 2019. However, the proposed Treasury Regulations provide that such gross proceeds are not subject to withholding taxes under FATCA. Taxpayers generally may rely on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.

These withholding and reporting requirements generally apply to interest payments on the Notes and to payments of gross proceeds from a sale, exchange, redemption, or other disposition of the Notes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We will not be required to pay any additional amounts in respect of any payments to which FATCA withholding applies. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

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UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the Notes through the underwriters named below. UBS Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as joint book-running managers and representatives of the underwriters named below. BB&T Capital Markets, a division of BB&T Securities, LLC (“BB&T Capital Markets”) and Incapital LLC (“Incapital”) are acting as co-managers. We have entered into an underwriting agreement, dated May 21, 2019 (the “Underwriting Agreement”), with the representatives, on behalf of themselves and the other underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
UBS Securities LLC	$15,000,000
Morgan Stanley & Co. LLC	$15,000,000
RBC Capital Markets, LLC	$15,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$2,500,000
Incapital LLC	$2,500,000
Total	$50,000,000

Subject to the terms and conditions set forth in the Underwriting Agreement, the underwriters have agreed, severally and not jointly, to purchase the entire amount of the Notes set forth above if they buy any amount. However, the underwriters are not required to purchase the Notes covered by the option to purchase additional Notes as described below.

The obligations of the underwriters under the Underwriting Agreement to purchase the Notes are subject to certain conditions, including, among things, the continued accuracy of representations and warranties made by us in the Underwriting Agreement, the delivery of certain legal opinions and the following events not having occurred: (i) trading in securities generally on the New York Stock Exchange, NYSE American or the NASDAQ Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, having been suspended or materially limited, or minimum or maximum prices or maximum range for prices having been established on any such exchange or such market by the SEC, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium having been declared by United States federal or state authorities or a material disruption having occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States having become engaged in hostilities, or the subject of an act of terrorism, or there having been an outbreak of or escalation in hostilities involving the United States, or there having been a declaration of a national emergency or war by the United States; (iv) there having occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the representatives, impracticable or inadvisable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated in this prospectus supplement; or (v) subsequent to the execution and delivery of the Underwriting Agreement, any downgrading, or any notice having been given of any intended or potential downgrading or of any review for a possible change with negative implications, in the rating accorded us or any of our debt securities by any nationally recognized statistical rating organization. If any condition to the underwriters’ obligations is not satisfied when and as required, the Underwriting Agreement may be terminated in the absolute discretion of the representatives at or prior to the closing of the offering.

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We expect to deliver the Notes against payment for such notes on or about May 29, 2019, which will be the fifth business day following the date of the pricing of the Notes (“T + 5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T + 5, to specify alternative settlement arrangements to prevent a failed settlement.

The Notes are being offered to the public subject to a number of conditions, including receipt and acceptance of the Notes by the underwriters and the underwriters’ right to reject orders, in whole or in part. In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically as described below.

Option to Purchase Additional Notes

We have granted to the underwriters the option to purchase up to an additional $7,500,000 of Notes at the public offering price, less the underwriting discounts (the “Option”), within 30 days from the date of this prospectus supplement, solely to cover overallotments, if any. If any Notes are purchased pursuant to the Option, the underwriters will, severally but not jointly, purchase the Notes in approximately the same proportions as set forth in the above table.

Underwriting Discounts and Expenses

The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page to this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per Note. The underwriters may allow, and the dealers may re-allow, a discount not in excess of $0.45 per Note to other dealers. If the Notes are not sold at the initial price to the public, the underwriters may change the offering price and the other selling terms of the Notes.

The following table shows the per Note and total underwriting discount that we are to pay to the underwriters in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the Option.

	Price to the Public	Underwriting Discount(1)	Net Proceeds(2)
Per Note	$25.0000	$0.7875	$24.2125
Total(3)	$50,000,000	$1,575,000	$48,425,000

(1)	Pursuant to the terms of the Underwriting Agreement, the underwriters will receive a discount equal to $0.7875 per Note.
(2)	After deducting the underwriting discount but before deducting expenses of the offering, estimated to be $300,000.
(3)	If the Option is exercised in full, the total price to the public, underwriting discount and net proceeds to us (after deducting the underwriting discount but before deducting estimated offering expenses) will be $57,500,000, $1,811,250 and $55,688,750, respectively.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and reimbursements, will be approximately $200,000. We have also agreed to reimburse the underwriters for their reasonable out-of-pocket expenses, including attorneys’ fees, up to $100,000.

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No Sales of Similar Securities

We have agreed for a period of 30 days following the date of this offering that, without the prior written consent of the representatives, which may not be unreasonably withheld, we will not, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing, except for the issuance upon exchange, and registration of, new notes pursuant to the exchange registration rights granted pursuant to the terms of the December 2018 Notes.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including, among other things, liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Stock Exchange Listing

We intend to apply to list the Notes on the NYSE American. If the application is approved, trading of the Notes on the NYSE American is expected to begin within 30 days after the original issue date, under the symbol “LTSH.” The underwriters will have no obligation to make a market in the Notes, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the NYSE American for the Notes may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Notes could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer the Notes at the time and price desired could be limited.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of the Notes during and after this offering, including:

●	stabilizing transactions;
●	short sales;
●	purchases to cover positions created by short sales;
●	imposition of penalty bids; and
●	syndicate covering transactions.

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Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of the Notes, which involve the sale by the underwriters of a greater number of Notes than they are required to purchase in this offering and purchasing Notes on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the Option to purchase additional Notes referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their Option, in whole or in part, or by purchasing Notes in the open market. In making this determination, the underwriters will consider, among other things, the price of Notes available for purchase in the open market as compared to the price at which they may purchase Notes through the Option.

The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the representatives of the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result of these activities, the price of the Notes may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the NYSE American, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the Notes. Neither we, nor the underwriters, make any representation that the underwriter will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Notes

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites maintained by one or more of the underwriters. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific amount of Notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. The underwriters also may distribute the prospectus supplement and accompanying prospectus electronically.

Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s or any selling group member’s website and any information contained in any other website maintained by an underwriter or any selling group member is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Conflicts of Interest

Ladenburg Thalmann & Co. Inc., Securities America, Inc. and Investacorp, Inc., three of our subsidiaries, are broker-dealers and members of FINRA and will participate in the distribution of the Notes.  Since we own more than 10% of the common equity of such subsidiaries, a “conflict of interest” exists for such subsidiaries within the meaning of FINRA Rule 5121(f)(5)(B).  Accordingly, this offering will be conducted pursuant to Rule 5121.  In accordance with that rule, no “qualified independent underwriter” is required because the securities offered are investment grade rated.  To comply with Rule 5121, such subsidiaries will not confirm sales of the securities to any account over which they exercise discretionary authority without the specific prior written approval of the account holder.

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Additional Relationships

The underwriters and their affiliates are financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to us for which they will be entitled to receive customary fees and expenses. The underwriters have in the past and may in the future borrow money from or obtain other financial and other non-financial services from us for which we will be entitled to receive customary fees, expenses and payments. In the ordinary course of their various business activities, the underwriters and their respective affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours, including the Notes. The underwriters and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

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LEGAL MATTERS

Certain legal matters will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Greenberg Traurig, P.A. has from time to time acted as counsel for Ladenburg Thalmann & Co. Inc. and may do so in the future.

EXPERTS

The consolidated statements of financial condition of Ladenburg Thalmann Financial Services Inc. as of December 31, 2018 and 2017 and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. Our SEC filings are also available to you, free of charge, on the SEC’s website at http://www.sec.gov. You may also obtain additional information by visiting our website at http://www.ladenburg.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information included or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC (File No. 001-15799) under the Exchange Act and these documents are incorporated herein by reference:

●	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019;
●	the portions of our proxy statement on Schedule 14A for our Annual Meeting of Shareholders filed with the SEC on April 30, 2019 that are incorporated in our Annual Report on Form 10-K for the year ended December 31, 2018;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019; and
●	our Current Report on Form 8-K, filed with the SEC on January 30, 2019.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of Notes hereby will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed document.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference in this prospectus supplement); we will provide this information at no cost to the requester upon written or oral request to Ladenburg Thalmann Financial Services Inc., 4400 Biscayne Blvd., 12th Floor, Miami, Florida 33137, telephone number (305) 572-4100.

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PROSPECTUS

LADENBURG THALMANN FINANCIAL SERVICES INC.

$500,000,000

Common stock
Preferred stock
Depositary Shares
Debt securities
Warrants
Rights
Purchase contracts
Units

From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $500,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide the specific terms of such securities in a supplement to this prospectus, including the specific plan of distribution for such sale of securities. Prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by an applicable prospectus supplement.

We may offer and sell the securities directly, through agents we select from time to time, or to or through underwriters or dealers we select, or through a combination of these methods, including Ladenburg Thalmann & Co. Inc., one of our broker-dealer subsidiaries. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock, par value $0.0001 per share, and 8.00% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) are currently traded on the NYSE MKT LLC (“NYSE MKT”) under the symbols “LTS” and “LTS PrA,” respectively.

Other than for our common stock and Series A Preferred Stock, there currently is no market for the other securities we may offer.

Investing in our securities involves a high degree of risk. Please read carefully the section titled “Risk Factors” beginning on page 5 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the other information included in and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2017

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration statement, we may offer up to $500,000,000 in aggregate offering price of any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on their respective covers, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell, or soliciting offers to buy, the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “our,” “the Company” or other similar terms mean Ladenburg Thalmann Financial Services Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement that we filed with the SEC, and it does not contain all the information contained in the registration statement and the exhibits to the registration statement. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement of which this prospectus forms a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants such as us that file electronically with the SEC. These documents may also be accessed on our web site at www.ladenburg.com under the heading “Investors.” Information contained on our web site is not incorporated by reference into this prospectus, and you should not consider information contained on our web site to be part of this prospectus or the registration statement of which this prospectus forms a part.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to such registration statement or under cover of a current report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

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INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will automatically update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 16, 2017;

●	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-15799) filed with the SEC on April 5, 2000, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

●	the description of our Series A Preferred Stock contained in our registration statement on Form 8-A (File No. 001-15799) filed with the SEC on May 24, 2013, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the termination of the offerings under this prospectus and any prospectus supplement (including each such document filed by us prior to the effectiveness of the registration statement of which this prospectus forms a part).

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Each person, including any beneficial owner, to whom a prospectus is delivered, may obtain a copy of any of the information that has been incorporated by reference in this prospectus, without charge, by written or oral request directed to Ladenburg Thalmann Financial Services Inc., Attention: Investor Relations, 4400 Biscayne Boulevard, 12th Floor, Miami, Florida 33137, (305) 572-4100.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe our current views with respect to future events and financial and operating performance. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “continue,” “further,” “seek” and similar words or statements of a future or forward-looking nature identify forward-looking statements. These statements are only our predictions and are based on our current expectations, assumptions and estimates about us and our industry. Forward-looking statements involve risks and uncertainties, and our actual results could differ materially from those contained in forward-looking statements for many reasons, including the risks and uncertainties referred to under the caption “Risk Factors” below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. If any of the risks or uncertainties referred to under the caption “Risk Factors” below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express or imply by any of our forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable laws, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan and assume no obligation to publicly update or revise any forward-looking statements contained herein after the date of this prospectus, whether as a result of any new information, future events or otherwise.

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PROSPECTUS SUMMARY

The Company

We are a diversified financial services company engaged in independent brokerage and advisory services, investment banking, investment research, institutional sales and trading, asset management services, wholesale life insurance brokerage and trust services through our principal subsidiaries, Securities America, Inc. (collectively with related companies, “Securities America”), Triad Advisors, Inc. (“Triad”), Securities Service Network, Inc. (“SSN”), Investacorp, Inc. (collectively with related companies, “Investacorp”), KMS Financial Services, Inc. (“KMS”), Ladenburg Thalmann & Co. Inc. (“Ladenburg”), Ladenburg Thalmann Asset Management Inc. (“LTAM”), Highland Capital Brokerage, Inc. (“Highland”), and Premier Trust, Inc. (“Premier Trust”). We acquired Highland and KMS in 2014 and we acquired SSN in 2015. We are committed to establishing a significant presence in the financial services industry by meeting the varying investment needs of our clients.

Through our acquisitions of Securities America, Triad, SSN, Investacorp and KMS, we have established a leadership position in the independent broker-dealer industry. During the past decade, this has been one of the fastest growing segments of the financial services industry. With approximately 4,000 financial advisors located in 50 states, we have become one of the largest independent broker-dealer networks. We believe that we have the opportunity through acquisitions, recruiting and internal growth to continue expanding our market share in this segment over the next several years. Since 2007, our plan has been to marry the more stable and recurring revenue and cash flows of the independent broker-dealer business with Ladenburg’s traditional investment banking, capital markets, institutional, sales and trading and related businesses.

Ladenburg’s legacy investment banking business is generally more volatile and subject to the cycles of the equity capital markets than our independent broker-dealer subsidiaries, but historically has enjoyed strong operating margins in periods of good market conditions. Our goal has been to build sufficient scale in our independent brokerage business, with the accompanying more steady cash flows it can produce, so regardless of capital market conditions, we as a firm can generate significant operating cash flow to create value for our shareholders.

The appealing growth profile of the independent brokerage and advisory business has been a key factor in setting our strategic path. The independent channel plays an important role in providing independent retail advice, financial planning and investment solutions to “Main Street” Americans - “mass affluent” households and individuals, which we define as individuals and households with $100,000 to $1,500,000 in investible assets. We believe that this market is underserved by the wirehouse and regional brokerage firms. As of December 31, 2016, our independent brokerage and advisory business served clients with $137 billion in assets under administration through our approximately 4,000 financial advisors.

The independent brokerage and advisory channel has expanded significantly over the past decade, driven in large part by demographic trends, including the graying of America, the retirement of the baby boomer generation and the expected transfer of retirement assets from 401(k) and group plans to individual retirement accounts. The increasing responsibility of individuals to plan for their own retirement has created demand for the financial advice provided by financial advisors in the independent channel, who are not tied to a particular firm’s proprietary products. These developments have been occurring against a backdrop of the steady migration of client assets and advisors from the wirehouse, insurance and bank channels to the independent channel.

We operate each of our independent broker-dealers separately under their own management teams in a network model, which reflects our recognition that each firm has its own unique culture and strengths. We believe this is an important part of the glue that helps bind the advisors to the firm. At the same time, we have taken advantage of the scale we have created across the multiple firms by spreading costs in areas that are not directly visible to the advisors and their clients, such as technology, accounting, insurance, procurement and other back office functions.

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While we keep each firm separate, we seek to share intellectual capital and best practices among the firms. For instance, we offer Securities America’s industry recognized Next Level practice development tools to our other advisors. Similarly, the advisors in our independent brokerage and advisory services segment have other resources to enhance their practices, including access to Ladenburg’s proprietary research, investment banking and capital markets services, fixed income trading and syndicate products, Premier Trust’s trust services, Highland’s insurance solutions and LTAM’s wealth management solutions.

Ladenburg is a full service broker-dealer that has been a member of the New York Stock Exchange (“NYSE”) since 1879. It provides its services principally for middle market and emerging growth companies and high net worth individuals through a coordinated effort among corporate finance, capital markets, asset management, brokerage and trading professionals.

LTAM is a registered investment advisor. LTAM offers various asset management products utilized by Ladenburg’s and Premier Trust’s clients, as well as clients of our independent financial advisors.

Highland is a leading independent insurance brokerage firm that delivers life insurance, fixed and equity indexed annuities and long-term care solutions to investment and insurance providers. Highland provides specialized point-of-sale support along with advanced marketing and estate and business planning techniques, delivering customized insurance solutions to both institutional clients and independent producers.

Premier Trust, a Nevada trust company, provides trust administration of personal and retirement accounts, estate and financial planning, wealth management and custody services. We acquired Premier Trust in September 2010 to provide our network of independent financial advisors with access to a broad array of trust services. This, together with our 2014 Highland acquisition, were important strategic steps in our efforts to meaningfully differentiate our independent broker-dealer platform by the breadth of the products and services we offer to our advisors.

Each of Securities America, Triad, SSN, Investacorp, KMS and Ladenburg is subject to regulation by, among others, the Securities and Exchange Commission, the Financial Industry Regulatory Authority and the Municipal Securities Rulemaking Board and is a member of the Securities Investor Protection Corporation. Highland is subject to regulation by various regulatory bodies, including state attorneys general and insurance departments. Premier Trust is subject to regulation by the Nevada Department of Business and Industry Financial Institutions Division.

We continue to explore opportunities to grow our businesses, including through possible acquisitions of other financial services firms, both domestically and internationally. These acquisitions may involve payments of material amounts of cash, the incurrence of material amounts of debt, which would increase our leverage, or the issuance of significant amounts of our equity securities, which may be dilutive to our existing shareholders. We cannot assure you that we will be able to complete any such possible acquisitions on acceptable terms or at all or, if we do, that any acquired business will be profitable. We also may not be able to successfully integrate acquired businesses into our existing business and operations.

Corporate History

We were incorporated under the laws of the State of Florida in February 1996. Our principal executive offices are located at 4400 Biscayne Boulevard, 12th Floor, Miami, Florida 33137. Our telephone number is (305) 572-4100.

The Offering

Under this prospectus, we may offer and sell to the public in one or more series or issuances of common stock, preferred stock, depository shares, debt securities, warrants, rights, purchase contracts and units with an aggregate offering price not to exceed $500,000,000.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and each subsequently filed quarterly report on Form 10-Q, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future. See “Where You Can Find More Information.” The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations and financial condition. If any of these risks actually occurs, our business, results of operations and financial condition could be materially and adversely affected, which could cause the trading price of our securities to decline, and you could lose all or a part of your investment in our securities.

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RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges, our ratio of earnings to combined fixed charges and preferred stock dividends, and the amount of deficiency for periods in which such ratios indicate less than one-to-one coverage, for each of the periods presented.

	Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	(1)	(1)	2.1	1.1	(1)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	(1)	(1)	(1)	(1)	(1)

(1)	For the years ended December 31, 2016, 2015 and 2012, we had an earnings to fixed charges coverage deficiency of approximately $12.3 million, $11.7 million and $14.9 million, respectively. For the years ended December 31, 2016, 2015, 2014, 2013 and 2012, we had an earnings to combined fixed charges and preferred stock dividends coverage deficiency of approximately $63.0 million, $58.5 million, $18.7 million, $9.1 million and $14.9 million, respectively.

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USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sales of the securities registered hereby for general corporate purposes, including, among other things, working capital, financing of possible acquisitions or business expansion, and refinancing or repayment of existing debt obligations.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

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DESCRIPTION OF CAPITAL STOCK

General

The following describes the material rights of our capital stock, provisions of our articles of incorporation, as amended, referred to as our “articles of incorporation,” and our amended and restated bylaws, referred to as our “bylaws,” and certain provisions of applicable Florida law. The following is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of our articles of incorporation, bylaws, any articles of amendment to our articles of incorporation, and such applicable provisions of Florida law. Our articles of incorporation and bylaws are incorporated by reference in this prospectus. Please see the section titled “Where You Can Find More Information” and “Information We Incorporate by Reference.”

Authorized and Issued Capital Stock

Our articles of incorporation provide that the total number of shares of all capital stock which we have the authority to issue is 1,050,000,000 shares, par value $0.0001 per share, consisting of 1,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. Our board of directors has designated 17,290,000 shares of preferred stock as Series A Preferred Stock. Our board of directors may designate any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

As of April 12, 2017, 195,715,645 shares of our common stock and 15,844,916 shares of our Series A Preferred Stock were issued and outstanding.

Common Stock

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available assets, payable in cash, in property or in shares of our common stock. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any amounts due to the holders of preferred stock. Holders of our common stock have no preemptive or conversion rights. Holders of our common stock may not cumulate their votes in the election of our directors. No redemption or sinking fund provisions apply to our common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorize our board of directors, without shareholder approval, to designate and issue up to 50,000,000 shares of “blank check” preferred stock in one or more series and to fix the rights and preferences, granted to or imposed upon each such series of preferred stock, including, but not limited to, voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms, rights and the number of shares constituting any series or the designation of a series. Any such series of preferred stock that we may issue in the future could have rights that adversely affect the relative voting power of the holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Any such future issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action.

The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of our outstanding series of preferred stock are, and of each additional series of preferred stock, when and if issued in the future will be, fixed by the articles of amendment to our articles of incorporation. All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable and, unless otherwise stated in a prospectus supplement relating to the series of preferred stock being offered, will not have any preemptive or similar rights. We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the specific terms of each series of our preferred stock, including the price at which the preferred stock may be purchased, the number of shares of preferred stock offered, and the terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities.

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Anti-Takeover Effects of Florida Law and Our Articles of Incorporation and Bylaws

We have elected not be governed by the Anti-Takeover sections of the Florida Business Corporation Act. Because of this election, we will not be subject to the provisions of Florida law which provide that certain transactions between a company and an “interested shareholder” or any affiliate of the “interested shareholder” be approved by two-thirds of the company’s outstanding shares. An “interested shareholder” as defined in Section 607.0901 of the Florida Business Corporation Act is any person who is the beneficial owner of more than 10% of the outstanding shares of the company who is entitled to vote generally in the election of directors. Also, because of our election not to be governed by the Florida Anti-Takeover sections, we will not have the alleged assistance against unfriendly take-over attempts purportedly provided by that statute.

Notwithstanding the foregoing, certain provisions of our articles of incorporation and our bylaws may have the effect of delaying, deterring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors. A shareholder might consider an attempt to effect such a takeover or a change in control to be in its best interest, including those attempts that might result in a premium over the then market price for the shares.

These provisions include:

Special Meetings of Shareholders

Our bylaws provide that, except as otherwise required by law, special meetings of our shareholders can be called only by the chairman of our board of directors or president, our board of directors, or one or more shareholders holding shares having at least 10% of the combined voting power of our outstanding capital stock entitled to vote at a meeting. Except as provided above, shareholders will not be permitted to call a special meeting or to require our board of directors to call a special meeting.

Undesignated Preferred Stock

Our articles of incorporation confer on our board of directors the power to authorize the issuance of up to 50,000,000 shares of undesignated or “blank check” preferred stock, which will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay or prevent changes in the control or the management of our company.

Shareholder Action by Written Consent

Our bylaws provide that any action which our shareholders may take at a shareholders’ meeting can be taken by written consent in lieu of a meeting.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Listing

Our common stock and Series A Preferred Stock are currently traded on the NYSE MKT under the symbols “LTS” and “LTS PrA,” respectively.

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DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares, representing fractions of our preferred shares, sets forth certain general terms that may apply to the depositary shares that we may offer under this prospectus. The specific terms of the depositary shares and the related deposit agreement and depositary receipts will be described in the applicable prospectus supplement relating to those depositary shares. If we offer depositary shares, we will file forms of the applicable deposit agreement and the depositary receipts as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of the depositary shares and the related deposit agreement and depositary receipts as described in the applicable prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this prospectus.

General

We may offer fractional preferred shares, rather than full preferred shares. If we elect to do so, we will issue depositary receipts for depositary shares, each of which will represent an interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. We will deposit with a depositary (the “preferred stock depositary”) preferred shares of each series represented by depositary shares and enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary, which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to such holder’s fractional interest in the preferred shares, to all the rights and preferences of the series of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons purchasing the fractional preferred shares in accordance with the terms of the deposit agreement, as described in the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred shares underlying the depositary shares to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred shares.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the respective numbers of depositary receipts owned by such holders. If the preferred stock depositary determines that it is not feasible to make such distribution, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary receipts.

If we offer to the holders of a series of preferred shares represented by the depositary shares any rights, preferences or privileges to subscribe for or purchase any securities, or any other rights, preferences or privileges, the preferred stock depositary will make such rights, preferences or privileges available to the record holders of depositary shares either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the preferred stock depositary and us. If the preferred stock depositary determines that such action is not lawful or feasible or if it is instructed by a holder that such holder does not want to exercise such rights, preferences or privileges, it may (with our approval in any case when the preferred stock depositary has determined that it is not feasible to make such rights, preferences or privileges available) sell such rights, preferences or privileges and distribute the net proceeds from such sale to the holders of depositary shares entitled to such proceeds.

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Withdrawal

Preferred shares represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of preferred shares and any money or property represented by such depositary shares. Only whole preferred shares may be withdrawn; therefore, if a holder holds a number of depositary shares representing any fraction of a preferred share in excess of the whole number of preferred shares to be withdrawn, the preferred stock depositary will deliver along with the withdrawn preferred shares a new depositary receipt evidencing such fractional share. Except as described in the deposit agreement, holders of withdrawn preferred shares will not be entitled to redeposit such preferred shares or to receive depositary shares for such preferred shares.

Redemption

If we redeem preferred shares held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing the preferred shares so redeemed (provided that we have paid the applicable redemption price for the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption). The redemption price per depositary share will be equal to the corresponding proportion of the redemption price payable with respect to the preferred shares. If fewer than all the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional depositary shares), pursuant to the preferred stock depositary’s customary practices, or as otherwise determined by us.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. The preferred stock depositary will vote the amount of preferred shares represented by the depositary shares in accordance with the holder’s instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to vote such shares. The preferred stock depositary will abstain from voting the amount of preferred shares represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of depositary receipts will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as set forth in the applicable prospectus supplement.

Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the series of preferred shares represented by the depositary shares, or upon any recapitalization, reorganization, merger or consolidation affecting us or to which we are a party, the preferred stock depositary may in its discretion, with our approval (not to be unreasonably withheld) and instructions, and in such manner as the preferred stock depositary may deem equitable, treat any securities which are received by the preferred stock depositary in exchange for or upon conversion or in respect of such preferred shares as new deposited securities received in exchange for or upon conversion or in respect of such preferred shares and may make such adjustments in the fraction of an interest represented by one depositary share in one such preferred share as may be necessary to fully reflect the effects of such change.

With our approval, the preferred stock depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

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Amendment and Termination

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless the holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each series of preferred shares affected by the termination consents to the termination. Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole and/or fractional preferred shares represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

In addition, the deposit agreement will automatically terminate if:

●	all outstanding depositary shares have been redeemed;

●	there has been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

●	each related preferred share has been converted into our common shares or other securities which are not represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and charges of the preferred stock depositary in connection with the initial deposit of the preferred shares, the initial issuance of the depositary shares, any redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. All other transfer and other taxes and governmental charges will be at the expense of the holders of depositary receipts. Holders of depositary receipts will also pay the charges and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement. If those charges, expenses and taxes have not been paid, the preferred stock depositary may refuse to transfer depositary shares or withdraw any preferred shares, withhold dividends and distributions and sell the preferred shares or other property represented by the depositary shares evidenced by the depositary receipts.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the preferred stock depositary. Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications that the preferred stock depositary receives from us relating to the preferred shares. In addition, the preferred stock depositary will make such reports and communications available for inspection by holders of depositary receipts at the principal office of the preferred stock depositary, and at such other places as it may from time to time deem advisable.

We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed, by law or any circumstances beyond our control, in performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (only in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented by depositary shares unless satisfactory indemnity is furnished. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents reasonably believed to be genuine and signed or presented by a proper party.

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DESCRIPTION OF DEBT SECURITIES

The following describes the material terms and provisions of the debt securities to which any applicable prospectus supplement may relate. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. In this description of the debt securities, the words “the Company,” “we,” “us” or “our” refer only to Ladenburg Thalmann Financial Services Inc. and not to any subsidiary.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations. Because we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

The debt securities will be issued under an indenture between us and a trustee that we will select, and the form of the indenture, referred to as the indenture, has been filed as an exhibit to the registration statement of which this prospectus forms part. The following description summarizes the material provisions of the indenture and the debt securities and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the indenture, including the definitions of specified terms used in the indenture and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indenture, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●	the interest rate, if any, and the method for calculating the interest rate;

●	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

●	the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	any mandatory or optional redemption terms;

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●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

●	if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

●	the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into

●	which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

●	any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

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If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Redemption and Repayment

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities. If there are any provisions regarding redemption or repayment applicable to the debt securities that we offer, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may be held, resold or canceled at our or their discretion.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”), as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we execute and deliver to the trustee an officer’s certificate to the effect that such global debt security shall be so exchangeable, or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Certain Covenants

Reports

We will deliver to the trustee, within 15 days after we are required to file same with the SEC, copies of our annual reports and the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act of 1939, as amended (the “TIA”).

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Additional Covenants

We will set forth in the applicable prospectus supplement any additional covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:

●	We are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any interest upon any debt security of that series when it becomes due and payable, and continue to not pay for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	we fail to pay principal of any security of that series at its maturity;

●	we fail to comply with any other covenant in the debt securities or the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries; and

●	any other event of default provided with respect to a series of debt securities or subsidiaries that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

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If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

●	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;

●	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

These limitations do not apply, however, to a suit instituted for payment or redemption on debt securities of any series on or after the due dates expressed in the debt securities.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

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Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

●	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of any series of debt securities;

●	to comply with the applicable procedures of the applicable depositary;

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to make any change that does not materially adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA; and

●	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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●	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

●	make any change to certain provisions of the indenture relating to waivers or amendments; or

●	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge; Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Satisfaction and Discharge. We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we irrevocably deposit with the trustee enough cash to pay all principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

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The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the TIA limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the TIA, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

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DESCRIPTION OF WARRANTS

The following describes the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants and any description of the warrants in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of warrants. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find More Information.”

We may issue warrants for the purchase of debt securities, common stock or preferred stock or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement, and warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. In addition, each series of warrants issued, if any, will be evidenced by a warrant certificate(s) issued under the applicable warrant agreement. Forms of warrant certificates and warrant agreements containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the currencies in which the warrants are being offered;

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

●	the designation and terms of any series of debt securities with which the warrants are being offered, including whether such debt securities are guaranteed, and the number of warrants offered with each such debt security;

●	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the total number of shares that can be purchased if a holder of the warrants exercises them;

●	the number of warrants being offered with each share of common stock;

●	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

●	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

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DESCRIPTION OF RIGHTS

The following description summarizes only the general features of the rights that we may offer from time to time under this prospectus. The specific terms of a series of rights will be described in the applicable prospectus supplement relating to that series of rights along with any general provisions applicable to that series of rights. We may issue rights to our shareholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The following description of the rights and any description of the rights in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying rights agreement, which we will file with the SEC at or prior to the time of the sale of the rights. You should refer to, and read this summary together with, the rights agreement and the applicable prospectus supplement to review the terms of a particular series of rights. You can obtain copies of any form of rights agreement or other agreement pursuant to which the rights are issued by following the directions described under the caption “Where You Can Find More Information.” The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each shareholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than existing shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer from time to time under this prospectus. The specific terms of particular purchase contracts will be described in the applicable prospectus supplement relating to that particular series of purchase contracts along with any general provisions applicable to such purchase contracts. The following description of the purchase contracts and any description of the purchase contracts in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the actual form of purchase contract, which we will file with the SEC at or prior to the time of the sale of the purchase contracts. You should refer to, and read this summary together with the applicable purchase contract and the applicable prospectus supplement to review the terms of a particular series of purchase contracts. You can obtain copies of any form of purchase contract by following the directions described under the caption “Where You Can Find More Information.”

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, the material terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

●	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

●	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

●	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

●	any provisions relating to any security provided for the purchase contracts;

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

●	whether the purchase contracts will be issued in fully registered or global form; and

●	any other terms of the purchase contracts and any securities subject to such purchase contracts.

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DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, each unit will entitle the holder thereof to the rights and obligations of a holder of each security included in such unit. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we offer units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, including Ladenburg Thalmann & Co. Inc., one of our broker-dealer subsidiaries, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices (including in “at-the-market” offerings in accordance with Rule 415(a)(4));

●	at negotiated prices; or

●	through a rights offering, forward contracts or similar arrangements.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities offered under this prospectus may or may not be listed on a national securities exchange. The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market, unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Holland & Knight LLP, 701 Brickell Avenue, Suite 3300, Miami, Florida 33131, or such other counsel identified in any applicable prospectus supplement. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Ladenburg Thalmann Financial Services Inc. as of December 31, 2016 and 2015 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

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$50,000,000

7.75% Senior Notes due 2029

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

UBS INVESTMENT BANK	MORGAN STANLEY	RBC CAPITAL MARKETS	LADENBURG THALMANN

Co-Managers

BB&T CAPITAL MARKETS	INCAPITAL

May 21, 2019